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                                                                    EXHIBIT (16)

                      FIRST AMERICAN INVESTMENT FUNDS, INC.

                                POWER OF ATTORNEY
                                       FOR
                           N-14 REGISTRATION STATEMENT
                    (CALIFORNIA INTERMEDIATE TAX FREE FUND &
                  COLORADO INTERMEDIATE TAX FREE FUND MERGERS)

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas S. Schreier, Jr., James D.
Alt, Kathleen L. Prudhomme, Charles R. Manzoni, Jr., Richard J. Ertel, and
Jeffery M. Wilson, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form N-14 of First
American Investment Funds, Inc., relating to the combinations of California
Intermediate Tax Free Fund into California Tax Free Fund and Colorado
Intermediate Tax Free Fund into Colorado Tax Free Fund, and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

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
              Signature                        Title                Date
              ---------                        -----                ----


       /s/ Virginia L. Stringer         Chair of the Board   September 24, 2008
-------------------------------------      and Director
         Virginia L. Stringer


      /s/ Benjamin R. Field, III             Director        September 24, 2008
-------------------------------------
        Benjamin R. Field, III


         /s/ Roger A. Gibson                 Director        September 24, 2008
-------------------------------------
           Roger A. Gibson


        /s/ Victoria J. Herget               Director        September 24, 2008
-------------------------------------
          Victoria J. Herget


          /s/ John P. Kayser                 Director        September 24, 2008
-------------------------------------
            John P. Kayser


       /s/ Leonard W. Kedrowski              Director        September 24, 2008
-------------------------------------
         Leonard W. Kedrowski


       /s/ Richard K. Riederer               Director        September 24, 2008
-------------------------------------
         Richard K. Riederer


        /s/ Joseph D. Strauss                Director        September 24, 2008
-------------------------------------
          Joseph D. Strauss


          /s/ James M. Wade                  Director        September 24, 2008
-------------------------------------
            James M. Wade